                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   APPAREL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                           APPAREL TECHNOLOGIES, INC.
                           2300 SOUTH EASTERN AVENUE
                           COMMERCE, CALIFORNIA 90040

                                                                  April 27, 1998

Dear Fellow Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Apparel Technologies, Inc. to be held on Friday, May 22, 1998, at 10:00 a.m. at the Company's headquarters, located at 2300 South Eastern Avenue, Commerce, California 90040. The Special Meeting is being called for the purpose of approving an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of its Common Stock from 30,000,000 to 60,000,000.

    As of March 25, 1998, the Company had 20,642,387 shares of Common Stock outstanding and an additional 8 million shares reserved for issuance upon the exercise or conversion of options, warrants, preferred stock and convertible debt. Since September 1997 APTX has embarked upon an ambitious plan to become the leader in bringing digital printing on fabrics to the marketplace through a combination of proprietary technology and expertise in apparel marketing, sales and production, digital printing technology, and finance. This has resulted in the opening of a production facility in Los Angeles, and the opening of three service bureaus, called Application Centers, in New York, Los Angeles and Paris. Customer response to the Company's digital printing operations has exceeded the Company's initial expectations.

    The Company plans to expand its production capacity and to open additional Application Centers in the coming fiscal year. This will require large expenditures of capital which will exceed amounts available from operations or third party lenders. Therefore, it is essential that the Company have the authority to issue additional shares of Common Stock to fund anticipated growth. Absent the ability to issue and sell additional shares of Common Stock above what is currently authorized by the Company's Certificate of Incorporation, the Company will be unable to achieve its business objectives.

    The Notice of Special Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Special Meeting and Proxy Statement, I urge you to promptly complete, sign, date and return the enclosed proxy card in the envelope provided. If your address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

    Your vote is very important, and we will appreciate a prompt return of your signed Proxy card. We hope to see you at the meeting.

                                          Cordially,
                                          /s/ Kathryn Van Ness

                                          --------------------------------------

                                          Kathryn Van Ness,
                                          PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                           APPAREL TECHNOLOGIES, INC.

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, MAY 22, 1998

To the Shareholders of APPAREL TECHNOLOGIES, INC.:

    NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Apparel Technologies, Inc. (the "Company") will be held on Friday, May 22, 1998, at 10:00 a.m. at the Company's headquarters, located at 2300 South Eastern Avenue, Commerce, California 90040, for the following purposes:

        1. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 30,000,000 to 60,000,000; and

        2. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on March 25, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Samuel S. Guzik

                                          --------------------------------------

                                          Samuel S. Guzik,
                                          SECRETARY

April 27, 1998

    All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your Proxy will not affect your right to vote in person should you later decide to attend the meeting.

                           APPAREL TECHNOLOGIES, INC.
                           2300 SOUTH EASTERN AVENUE
                           COMMERCE, CALIFORNIA 90040
                                 (213) 725-4955

                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Apparel Technologies, Inc. (the "Company") for the Special Meeting of Shareholders to be held on May 22, 1998 (the "Special Meeting") and any postponements or adjournments thereof. Any shareholder giving a Proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the shareholder on the Proxy card; and, if no choice is specified, they will be voted "FOR" the proposed amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 30,000,000 to 60,000,000, and in the discretion of the persons acting as Proxies, for any other matters.

    Your cooperation in promptly returning the enclosed proxy will reduce the Company's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

    Only holders of record of Common Stock at the close of business on March 25, 1998 are entitled to receive notice of and to vote at the meeting. On that date, the Company had outstanding 20,642,387 shares of Common Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to vote one vote for each share held. The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

    In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a mater presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on such matter.

    This Proxy Statement and the accompanying Notice of Special Meeting and form of Proxy are being mailed or delivered to shareholders on or about April 27, 1998.

    In the event that sufficient votes in favor of the proposals are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

    The cost of preparing, assembling, printing, and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities.

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING, YOUR SHARES MAY BE VOTED.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 25, 1998, with respect to beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) directors, (iii) the named executives, and (iv) all directors and officers as a group. Except for The Monument Trust Company, which disclaims beneficial ownership of the shares held of record by it, the Company believes that all of the persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                                       AMOUNT AND NATURE OF
                          NAME AND ADDRESS                                  BENEFICIAL         % OF BENEFICIAL
                        OF BENEFICIAL OWNER                                OWNERSHIP(6)           OWNERSHIP
--------------------------------------------------------------------  ----------------------  -----------------
Kathryn Van Ness (2)................................................          1,750,000(3)              8.4
The Monument Trust Company (1)......................................          2,833,333                13.7
William P. Conlin (2)...............................................             10,000(4)           --
Samuel S. Guzik (2).................................................             75,000(4)           --
C. Douglas Plank (2)................................................             10,000(4)           --
Barry Hall (2)......................................................             35,000              --
All executive officers and directors as a group (seven persons).....          2,080,000(3)(4)          10

------------------------

(1) The address for The Monument Trust Company is c/o The Investors Union Trust, 14 New Street, St. Peter Port, Guernsey 641 4LE, Channel Islands. The Monument Trust Company is the record owner, and disclaims beneficial ownership of these shares.

(2) The address for these individuals is 2300 South Eastern Avenue, Commerce, California 90040.

(3) Includes options to purchase 250,000 shares at $.25 per share, which options vest in June 1998.

(4) Includes options to purchase 10,000 shares at $.56 per share.

(5) Less than one percent.

(6) Includes options which are exercisable within 60 days of March 25, 1998, in accordance with SEC rules; does not include options which are not exercisable until after 60 days from such date.

                                 PROPOSAL NO. 1
               PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF
         INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                            AUTHORIZED FOR ISSUANCE

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

    On February 23, 1998, the Board of Directors adopted resolutions approving an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock, $.001 par value per share, authorized for issuance from 30,000,000 to 60,000,000 (the "Amendment"), and directing that the Amendment be presented to the Shareholders for approval at a Special Meeting of Shareholders. The Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Proxy Statement.

    As of March 25, 1998, the Company had 20,642,387 shares of Common Stock outstanding. In addition, on such date the Company had reserved for issuance approximately 8 million shares of Common Stock for future issuance upon the possible future conversion or exercise of outstanding warrants, options and convertible indebtedness of the Company.

    Management believes it is both necessary and appropriate to increase the number of its authorized shares of Common Stock from 30,000,000 to 60,000,000. The increase in authorized shares will provide a source for working capital and capital expenditure financing to maintain the Company's current and projected rate of growth and to fund acquisitions and joint ventures.

    Because cash flow from operations during the past fiscal year has not been sufficient to sustain this growth, the Company has financed its growth from external sources of financing. These sources have included, principally, the sale of its Common Stock and Preferred Stock and private indebtedness convertible into Common Stock. Access to conventional bank financing, although increasing, has been limited.

    Management believes that current and projected cash flow from operations and conventional bank financing and the sale of available authorized shares will not be sufficient to sustain its projected growth. Absent an increase in the number of authorized shares of its Common Stock, the Company will be limited in its ability to implement its planned future growth and expansion and may not have adequate working capital to achieve its business objectives.

    For example, the Company will be required to increase its production capacity at its headquarters in Commerce, California, and intends to open additional service bureaus for digital printing operations during the fiscal year ending May 1999. The Company will also be required to make significant capital expenditures to establish the infrastructure necessary to support digital printing markets on a global basis. Achieving these objectives will require sizable sustained expenditures for equipment, facilities and personnel.

    Limitations on working capital could impair the Company's ability to achieve sustained growth and profitability. Therefore, management believes it is essential that the Shareholders vote in favor of the proposal to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000. Although the Company has no plans to utilize all of the increased authorized shares which would be available if the Amendment is approved, management believes that it is important that the Company have the flexibility to issue additional shares without further authorization from the Shareholders. At present, the Company has no specific plans to utilize any of the increased authorized shares which would be available if the Amendment is approved. If the Amendment is approved by the Shareholders, the Company will not seek further authorization from the Shareholders prior to any issuances of Common Stock, except as may be required by law or applicable rules of the Nasdaq Stock Market.

    The holders of Common Stock have equal rights to dividends when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive rights. Holders of Common Stock are entitled to one vote per share on all matters which Shareholders are entitled to vote upon at all meetings of Shareholders.

    The rights of the holders of Common Stock are subject to the rights of holders of Preferred Stock which the Company may issue from time to time. The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, of which 900,000 shares were outstanding as of March 25, 1998.

    The affirmative vote of the holders of shares representing a majority of the outstanding shares of Common Stock on the record date is required to authorize the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 MISCELLANEOUS

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    BDO Seidman has audited and reported upon the financial statements of the Company for the fiscal year ended May 31, 1997 and has been selected to serve as the Company's independent auditors for the fiscal year ending May 31, 1998. A representative of BDO Seidman is expected to be present at the Special Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

    Shareholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 1998 Annual Meeting of Shareholders must be received at the offices of the Company by August 15, 1998 to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Apparel Technologies, Inc., 2300 South Eastern Avenue, Commerce, California 90040.

OTHER MATTERS

    Neither the Company nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Special Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

    WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                   EXHIBIT A
                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           APPAREL TECHNOLOGIES, INC.
               (UNDER SECTION 242 OF THE GENERAL CORPORATION LAW)

    APPAREL TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

    FIRST: The name of the Corporation is APPAREL TECHNOLOGIES, INC.

    SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article "FOURTH" thereof in its entirety and substituting in lieu of said paragraph in Article "FOURTH" the following provisions:

        "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is sixty-five million (65,000,000) shares, of which sixty million (60,000,000) shares shall be Common Stock, par value $.001 per share, and five million (5,000,000) shares shall be Preferred Stock, par value $.01 per share."

    THIRD: The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate this
      day of       , 1998.

                                          ______________________________________
                                          Kathryn Van Ness, President and
                                          Chief Executive Officer

ATTEST:

________________________________________
Samuel S. Guzik, Secretary

                           APPAREL TECHNOLOGIES, INC.
                           2300 SOUTH EASTERN AVENUE
                           COMMERCE, CALIFORNIA 90040

       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kathryn Van Ness and Samuel S. Guzik, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of Apparel Technologies, Inc. on Friday, May 22, 1998, at 10:00 a.m. at the Company's headquarters located at 2300 South Eastern Avenue, Commerce, California 90040, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                / /  FOR        / /  AGAINST        / /  ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

                                              DATED: _____________________, 1998

                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              ----------------------------------

                                              Signature

                                              ----------------------------------

                                              Signature if held jointly

                                              / / PLAN / / DO NOT PLAN TO ATTEND
                                              THE SPECIAL MEETING

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.